UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2007

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Compensatory Arrangements of Certain Officers

At its meeting on July 25, 2007 (the “Meeting”), the Personnel, Compensation and Benefits Committee (the “PCB Committee”) of the Board of Directors (the “Board”) of HF Financial Corp. (the “Company”) approved performance objectives and corresponding target bonus awards for the fiscal year ending June 30, 2008 (“Fiscal 2008”), for its named executive officers and other members of the Company’s senior management who participate in the Home Federal Bank Short-Term Incentive Plan (the “Short-Term Plan”) and the Home Federal Bank Fourth Amended and Restated Long-Term Plan (the “Long-Term Plan”).  The Company’s named executive officers, as determined by reference to the Company’s proxy statement for its 2006 annual meeting of stockholders, dated October 6, 2006, and anticipated to be included as named executive officers in the Company’s proxy statement for its 2007 annual meeting of stockholders, include Curtis L. Hage, Chairman, President and Chief Executive Officer; Darrel L. Posegate, Executive Vice President, Chief Financial Officer and Treasurer; David A. Brown, Senior Vice President/Business Banking; Mark S. Sivertson, Senior Vice President and Trust Officer; and Natalie A. Solberg, Senior Vice President/Service & Support.  The performance objectives and corresponding target bonus awards for Fiscal 2008 are more fully described below.

For any bonus award to be paid to participants, the Company must achieve a threshold level of performance.  Actual bonus awards to be paid, if any, to each participant will be calculated based entirely on the achievement by the Company of its financial goals.  Bonus awards will be paid by the Company following acceptance of the Company’s audited financial statements for Fiscal 2008 by the Audit Committee of the Board.

Short-Term Incentive Plan Bonus Award Levels and Financial Goals

At the Meeting, the PCB Committee established financial goal levels for the payment of bonus awards to the Named Executive Officers and other participants under the Short-Term Plan.  The amount of bonus awards for Fiscal 2008 under the Short-Term Plan will be based on the Company’s diluted earnings per share (“EPS”) growth, stated as a percentage.  EPS growth will be calculated using the EPS set forth in the Company’s audited financial statements for Fiscal 2008, as adjusted for non-core items, certain specific events pre-approved by the PCB Committee, and other events deemed to be significant or material by the PCB Committee (including, but not limited to, any single event that results in a 10% change in the EPS calculation).

For Fiscal 2008, depending entirely upon the level of achievement by the Company of the EPS growth targets mentioned above, Mr. Hage and Mr. Posegate may each earn a bonus award under the Short-Term Plan ranging from 10% to in excess of 100% of the mid-point of their respective salary structure range.  Other Named Executive Officers and other members of senior management selected to participate in the Short-Term Plan may earn a bonus award ranging from 6.25% to in excess of 60% of the mid-point of the salary structure range applicable to each such participant.  There is no cap on the bonus awards that may be earned under the Short-Term Plan.  All bonus awards paid under the Short-Term Plan are paid in cash.

Long-Term Incentive Plan Bonus Award Levels and Financial Goals

At the Meeting, the PCB Committee also established financial goal levels for the payment of bonus awards to the Named Executive Officers and other participants under the Long-Term Plan.  The amount of bonus awards for Fiscal 2008 under the Long-Term Plan will be based on the Company’s return on equity (“ROE”) targets approved by the Board; provided, however, that the ROE calculation may be adjusted as a result of events deemed to be significant or material by the PCB Committee (including, but not limited to, any single event that results in a 10% change in ROE).

For Fiscal 2008, depending entirely upon the level of achievement by the Company of its ROE targets, Mr. Hage and Mr. Posegate may each earn a bonus award under the Long-Term Plan ranging from 10% to 60% of the mid-point of their respective salary structure range.  Each Senior Vice President, including certain Named Executive Officers, selected to participate in the Long-Term Plan may earn a bonus award ranging from 6.5% to 40% of the mid-point of the salary structure range applicable to each such participant and each Vice President and other Company officers selected to participate in the Long-Term Plan may earn a bonus ranging from 3.5% to 20% of the mid-point of the salary structure range applicable to each such participant.  For Fiscal 2008, any bonus award made to Mr. Hage under the Long-Term Plan will be paid entirely in cash; any bonus award made to all other participants in the Long-Term Plan will be paid 50% in stock appreciation rights (“SARs”) settled in the Company’s common stock and 50% in restricted stock, each having a four-year vesting period in which 25% of such SARs or shares of restricted stock, as applicable, will vest each year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	July 31, 2007	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
And Chief Executive Officer
(Duly Authorized Officer)

Date:	July 31, 2007	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)